Exhibit 99.1

1001 Louisiana St., Suite 2900

Houston, TX 77002

NYSE: SPN

FOR FURTHER INFORMATION CONTACT:

Paul Vincent, VP of Investor Relations, (713) 654-2200

SUPERIOR ENERGY SERVICES ANNOUNCES CLOSING OF SENIOR NOTES DUE 2024

Houston, August 17, 2017 – Superior Energy Services, Inc. today announced that its wholly-owned subsidiary, SESI, L.L.C. (“SESI”), has closed its previously announced private offering to eligible purchasers of $500.0 million in aggregate principal amount of 7 3/4% Senior Notes due 2024 (the “2024 Notes”) The 2024 Notes were priced at par.

SESI intends to use the net proceeds from this offering, together with cash on hand, to redeem $500 million of SESI’s outstanding 6 3/8% Senior Notes due 2019.

Forward-Looking Statements

This press release includes forward-looking statements, including the redemption of the 2019 Notes. These forward-looking statements are generally identified by the words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “may,” “should,” “could,” “will,” “would,” and “will be,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are subject to significant risks, assumptions and uncertainties. Known material factors that could cause Superior’s actual results to differ materially from such forward-looking statements are described in Superior’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, Quarterly Reports on Form 10-Q for the subsequent quarterly periods and those risk factors set forth from time-to-time in other filings with the Securities and Exchange Commission. Superior undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.

About Superior Energy Services

Superior Energy Services, Inc. (NYSE: SPN) serves major, national and independent oil and natural gas companies around the world and offers products and services with respect to the various phases of a well’s economic life cycle.

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